UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 8, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 8, 2010, the El Paso City Council approved the rate settlement agreement among El Paso Electric Company (the “Company”), the staff of the Public Utility Commission of Texas (the “PUCT”), the City of El Paso (the “City”) and all intervenors in the Company’s 2009 Texas retail rate case and fuel reconciliation in PUCT Docket No. 37690. In addition, the City approved all appropriate tariffs for base rates in the City to become effective on July 1, 2010. The settlement for base rates in areas and matters under the PUCT’s original and appellate jurisdiction is subject to final approval by the PUCT and calls for the State Office of Administrative Hearings to implement interim rates consistent with the settlement on July 1, 2010 pending PUCT consideration of the settlement agreement. Settlement provisions for matters under the PUCT’s original jurisdiction include (i) the reconciliation of fuel costs for the period March 1, 2007 through June 30, 2009; (ii) a decrease in fixed fuel factors; (iii) the use of a fuel factor formula to establish the fixed fuel factor; and (iv) the energy efficiency cost recovery rider. It is anticipated that the PUCT will consider the settlement within the next 60 days. The Company can give no assurance whether the PUCT will approve the settlement.

The principal terms of the settlement were set forth in a Form 8-K filed by the Company with the Securities and Exchange Commission on May 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: June 9, 2010	By:	/s/ David G. Carpenter
	Name:	David G. Carpenter
	Title:	Senior Vice President and Chief Financial Officer

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